EXHIBIT 2.1

                                                                  EXECUTION COPY














                               PURCHASE AGREEMENT

                           DATED AS OF MARCH 12, 2007

                                  BY AND AMONG

                                DELANEY, L.L.C.,

                                   MARK TURNER

                                       AND

                              VIEWPOINT CORPORATION

                WITH RESPECT TO ALL THE PARTNERSHIP INTERESTS OF

                             MAKOS ADVERTISING, L.P.








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                                TABLE OF CONTENTS

         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                     PAGE
ARTICLE I PURCHASE AND SALE.............................................................1

   1.01     Purchase and Sale of the Interests..........................................1
   1.02     Purchase Price; Adjustment..................................................1
   1.03     Accounts Receivable Payment.................................................3
   1.05     Closing Deliveries by Sellers...............................................4
   1.07     Closing Deliveries by Purchaser.............................................5
   1.08     Further Assurances; Post-Closing Cooperation................................5
   1.09     Financial Statements........................................................6
   1.10     Transfer Taxes..............................................................6
   1.11     Legends on Purchased Shares; Restriction on Transfer........................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS....................................7

   2.01     Authority...................................................................7
   2.02     Organization, Authority and Qualification of the Company....................7
   2.03     Subsidiaries................................................................8
   2.04     Capitalization..............................................................8
   2.05     No Conflicts................................................................9
   2.07     Books and Records...........................................................9
   2.08     Financial Statements........................................................9
   2.09     Absence of Changes.........................................................10
   2.10     No Undisclosed Liabilities.................................................12
   2.11     Taxes......................................................................12
   2.12     Legal Proceedings..........................................................13
   2.13     Compliance With Laws and Orders............................................13
   2.14     Benefit Plans; ERISA.......................................................13
   2.15     Real Property..............................................................15
   2.16     Tangible Personal Property; Investment Assets..............................15
   2.17     Intellectual Property Rights...............................................16
   2.18     Contracts..................................................................16
   2.19     Licenses...................................................................16
   2.20     Insurance..................................................................18
   2.21     Affiliate Transactions.....................................................18
   2.22     Employees; Labor Relations.................................................18
   2.23     Substantial Customers and Suppliers........................................19
   2.24     Bank and Brokerage Accounts; Investment Assets.............................19
   2.25     No Power of Attorney.......................................................19
   2.26     Nature of Purchase.........................................................19
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
   2.27     Accredited Investor........................................................20
   2.28     Brokers....................................................................20
   2.29     Disclosure.................................................................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER................................20

   3.01     Organization; Authority....................................................20
   3.02     No Conflicts...............................................................20
   3.04     Legal Proceedings..........................................................21
   3.05     Capital Stock..............................................................21
   3.06     Capitalization.............................................................21
   3.07     Availability of Funds......................................................22
   3.08     SEC Reports and Financial Statements.......................................22
   3.09     Brokers....................................................................22

ARTICLE IV COVENANTS OF SELLER.........................................................23

   4.01     Regulatory and Other Approvals.............................................23
   4.02     Investigation by Purchaser.................................................23
   4.03     No Solicitations...........................................................23
   4.04     Conduct of Business........................................................24
   4.05     Financial Statements.......................................................24
   4.06     Employee Matters...........................................................25
   4.07     Certain Restrictions.......................................................25
   4.08     Affiliate Transactions.....................................................26
   4.09     Books and Records..........................................................27
   4.10     Noncompetition.............................................................27
   4.11     Notice and Cure............................................................28
   4.12     Fulfillment of Conditions..................................................28

ARTICLE V COVENANTS OF PURCHASER.......................................................28

   5.01     Regulatory and Other Approvals.............................................28
   5.02     Notice and Cure............................................................29
   5.03     Fulfillment of Conditions..................................................29

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER......................................29

   6.01     Representations and Warranties.............................................29
   6.02     Performance................................................................29
   6.04     Orders and Laws............................................................30
   6.05     Regulatory Consents and Approvals..........................................30
   6.06     Third Party Consents.......................................................30
   6.07     Releases...................................................................30
   6.08     Lines of Credit............................................................30
   6.09     Amendment to Company Lease.................................................31
   6.10     Non-Compete Agreements.....................................................31

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
   6.11     Proceedings................................................................31


ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLERS.......................................31

   7.01     Representations and Warranties.............................................31
   7.02     Performance................................................................31
   7.03     Purchaser's Certificate....................................................31
   7.04     Orders and Laws............................................................31
   7.05     Regulatory Consents and Approvals..........................................32
   7.06     Third Party Consents.......................................................32
   7.07     Amended and Restated Lines of Credit.......................................32
   7.08     Proceedings................................................................32

ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.........32

   8.01     Survival of Representations, Warranties, Covenants and Agreements..........32

ARTICLE IX TAX MATTERS.................................................................33

   9.01     Indemnity..................................................................33
   9.02     Tax Returns and Payments...................................................33
   9.03     Refunds....................................................................34
   9.04     Contests...................................................................34
   9.05     Time of Payment............................................................35
   9.06     Cooperation and Exchange of Information....................................35
   9.07     Conveyance Taxes...........................................................36
   9.08     Miscellaneous..............................................................36

ARTICLE X INDEMNIFICATION..............................................................36

   10.01    Indemnification............................................................36
   10.02    Method of Asserting Claims.................................................38
   10.03    Tax Matters................................................................40


ARTICLE XI TERMINATION.................................................................40

   11.01    Termination................................................................40
   11.02    Effect of Termination......................................................41

ARTICLE XII DEFINITIONS................................................................41

   12.01    Definitions................................................................41

ARTICLE XIII MISCELLANEOUS.............................................................49

   13.01    Notices....................................................................49
   13.02    Entire Agreement...........................................................50
   13.03    Expenses...................................................................50
   13.04    Public Announcements.......................................................50
   13.05    Confidentiality............................................................50

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

   13.06       Waiver..................................................................51
   13.07       Amendment...............................................................51
   13.08       No Third Party Beneficiary..............................................51
   13.09       No Assignment; Binding Effect...........................................51
   13.10       Headings................................................................52
   13.11       Consent to Jurisdiction and Venue.......................................52
   13.12       Invalid Provisions......................................................52
   13.13       Governing Law...........................................................52
   13.14       Counterparts............................................................52
   13.15       Representation..........................................................52

                                    EXHIBITS

EXHIBIT A         Sellers' Certificate
EXHIBIT B-1       Form of Non-Compete Agreement
EXHIBIT B-2       Form of Non-Compete Agreement
EXHIBIT C         Purchaser's Certificate























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         This PURCHASE AGREEMENT dated as of March 12, 2007 (this  "AGREEMENT"), is made and entered into by and among Delaney, L.L.C., a Texas limited liability company (the "GENERAL PARTNER") and the general partner of Makos Advertising, L.P., a Texas limited partnership (the "COMPANY"), Mark Turner, the sole limited partner of the Company ("TURNER" and, together with the General Partner, the "SELLERS"), and Viewpoint Corporation, a Delaware corporation (the "PURCHASER"). Capitalized terms not otherwise defined herein have the meanings set forth in
SECTION 12.01.

         WHEREAS, Sellers own all of the issued and outstanding general and limited partnership interests (the "INTERESTS") of the Company; and

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the Interests on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE

         1.01 PURCHASE AND SALE OF THE INTERESTS. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell to Purchaser, and Purchaser shall purchase from Sellers, the Interests.

         1.02 PURCHASE PRICE; ADJUSTMENT.

         (a) PURCHASE PRICE. In consideration for the transfer of the Interests to Purchaser at the Closing, Purchaser will (i) pay to Sellers cash in the amount of $562,537 (the "INITIAL CASH PAYMENT"), subject to adjustment as provided in SECTION 1.02(B) and 1.03 (the Initial Cash Payment, as adjusted pursuant to SECTIONS 1.02(B) and 1.03, the "CASH PAYMENT") based on the allocation set forth on SECTION 1.02(A) OF THE DISCLOSURE SCHEDULE and (ii) issue to Sellers a number of whole shares (ignoring fractions) of Purchaser Common Stock determined by dividing (x) $400,000 by (y) the Per Share Price, subject to adjustment as provided in SECTION 1.02(B) and 1.03 (the "PURCHASED SHARES" and, together with the Cash Payment, the "PURCHASE PRICE"), based on the allocation set forth on SECTION 1.02(A) OF THE DISCLOSURE SCHEDULE.

         (b) PURCHASE PRICE ADJUSTMENT TO REFLECT NET BOOK VALUE.

             (i) On February 21, 2007, Sellers delivered to Purchaser (A) an unaudited balance sheet of the Company (the "DECEMBER 31 BALANCE SHEET") prepared in accordance with the Books and Records of the Company in a manner consistent with the Company's past practice, and providing the financial position of the Company as of December 31, 2006 and the results of its operations for the fiscal year then ended, and such documents fairly present the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, and (B) a certificate of Sellers (the "PRE-CLOSING CERTIFICATE"), setting forth their good faith estimate of the

         Net Book Value of the Company as of the Closing Date (the "ESTIMATED NET BOOK VALUE"), which estimate was derived from and is supported by the December 31 Balance Sheet.

             (ii) On or about the Closing Date, representatives of Purchaser and/or its independent public accountants ("PURCHASER'S ACCOUNTANTS") observed by Seller and/or Seller's independent public accountants ("SELLER'S ACCOUNTANTS") shall expeditiously perform such procedures with respect to the Company as are necessary and appropriate to prepare and review the Closing Date Financial Statements (as defined below). Not later than forty-five (45) days following the Closing Date, Purchaser shall deliver to Sellers (A) a balance sheet of the Company as of the Closing Date (the "CLOSING DATE BALANCE SHEET"), and the related statement of operations and cash flow for the period commencing December 31, 2006 and ending on the Closing Date (together with the Closing Date Balance Sheet, the "CLOSING DATE FINANCIAL STATEMENTS"), which Closing Date Financial Statements shall (I) be prepared in accordance with the Books and Records of the Company and (II) present fairly the financial position of the Company as of the Closing Date and the results of its operations for the applicable period in accordance with those accounting policies and practices used in the preparation of the Financial Statements and (B) a certificate of Purchaser (the "CLOSING DATE CERTIFICATE"), which shall set forth the Net Book Value of the Company as of the Closing Date (the "CLOSING DATE NET BOOK VALUE") as determined from and supported by the Closing Date Balance Sheet. To the extent requested by Purchaser, Sellers shall, prior to the delivery of the Closing Date Balance Sheet, make available to Purchaser and Purchaser's Accountants such of the Books and Records of the Company in the possession of Sellers as shall be reasonably necessary for the preparation of the Closing Date Balance Sheet. Sellers' Accountants may participate in and observe the preparation of the Closing Date Balance Sheet. Purchaser and Purchaser's Accountants shall make all of their work papers and other relevant documents in connection with the preparation of the Closing Date Balance Sheet available to Seller and Sellers' Accountants, and shall make the persons in charge of the preparation of the Closing Date Balance Sheet available for reasonable inquiry by Seller and Sellers' Accountants.

             (iii) Sellers shall notify  Purchaser in writing within  forty-five
         (45) days following receipt of the Closing Date Certificate if it does not agree with the Closing Date Net Book Value set forth thereon, in which case Purchaser and Purchaser's Accountants on the one hand, and Seller and Sellers' Accountants on the other, will use good faith efforts during the ten (10) day period following the date such written notice was received by Purchaser to resolve any differences they may have as to the Closing Date Net Book Value. Such written notice will identify with specificity the calculations with which Sellers disagree or other bases for such disagreement. If Purchaser and Sellers cannot reach agreement during such ten day period, their disagreements shall be promptly submitted to an independent, nationally-recognized public accounting firm jointly selected by Purchaser's Accountants and Sellers' Accountants (the "INDEPENDENT ACCOUNTANT"), which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and, based thereon, shall determine the Closing Date Net Book Value. The review of the Independent Accountant will be restricted as to scope to address only those matters as to which Purchaser and Sellers have not reached agreement pursuant to the preceding sentence. The final determination as to any matter


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         reviewed  by the  Independent  Accountant  shall be  within  the  range supplied by the Purchaser and Sellers. The Independent Accountant's determination of the Closing Date Net Book Value, which shall be completed as promptly as practicable but in no event later than thirty
         (30)  days  following  its   selection,   shall  be  confirmed  by  the
         Independent Accountant in writing to, and shall be final and binding on, Purchaser and Sellers for purposes of this paragraph (b).

             (iv) Any payment to be made by Purchaser to Sellers or Sellers to Purchaser, as the case may be, with respect to this SECTION 1.02(B) shall be made within two (2) Business Days following the final determination of the Excess Amount or the Deficiency amount, as the case may be, in accordance with this SECTION 1.02(B). To the extent that the Closing Date Net Book Value determined in accordance with subparagraph (ii) or (iii), as the case may be (the "FINAL NET BOOK VALUE"), is greater than the Estimated Net Book Value reflected on the Pre-Closing Certificate (the amount by which the Final Net Book Value exceeds the Estimated Net Book Value being herein referred to as the "EXCESS AMOUNT"), then subject to the proviso contained in SECTION 1.02(A), Purchaser shall be required to pay to Sellers an amount in cash equal to the Excess Amount by wire transfer of immediately available funds to Purchaser's account. To the extent that the Final Net Book Value is less than the Estimated Net Book Value reflected on the Pre-Closing Certificate (the difference between the Estimated Net Book Value and the Final Net Book Value being herein referred to as the "DEFICIENCY AMOUNT"), then, Sellers shall be required to either (i) pay Purchaser an amount in cash equal to the Deficiency Amount by wire transfer of immediately available funds to Purchaser's account, (ii) deliver to Purchaser the Purchased Shares or any whole number of the Purchased Shares that when multiplied by the Per Share Price is equivalent to the Deficiency Amount or (iii) deliver to Purchaser a combination of the Purchased Shares and an amount in cash that is equal to the Deficiency Amount.

             (v) The fees and expenses of the Independent Accountant shall be prorated between Sellers and Purchaser in proportion to the amounts in dispute resolved against each of them.

         1.03 ACCOUNTS RECEIVABLE PAYMENT.

         (a) On the Closing Date, Sellers are providing Purchaser with a certificate of Sellers setting forth in detail (i) the face value of the Accounts Receivable of the Company as of the close of business on the day prior to the Closing Date (the "CLOSING DATE ACCOUNTS RECEIVABLE") and (ii) the amount of any bad debt reserves (the "BAD DEBT RESERVES") with respect to the Closing Date Accounts Receivable.

         (b) Purchaser shall, on and after the Closing Date, use commercially reasonable efforts to collect the Closing Date Accounts Receivable. Purchaser shall, after the Closing Date, also provide Sellers with reports from time to time as to the Closing Date Accounts Receivable collected.

         (c) Not later than the fifth Business Day following the 150th day after the Closing Date, Purchaser shall provide Sellers with a written notice (the "RECEIVABLES NOTICE") describing



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in reasonable detail all uncollected Closing Date Accounts  Receivable,  if any, and the total face amount thereof. Purchaser will sell, and Sellers agree to purchase, uncollected Closing Date Accounts Receivable specified by Purchaser, less the Bad Debt Reserves, for an aggregate purchase price equal to the total face amount of the uncollected Closing Date Accounts Receivable less the amount of any Bad Debt Reserves reserved with respect to such Closing Date Accounts
Receivable.   After  such  uncollected  Closing  Date  Accounts  Receivable  are purchased by Sellers, Purchaser will continue to make efforts to collect such Closing Date Accounts Receivable in the normal course of business, and any payments received thereon by Purchaser will be remitted to Sellers after deducting any expenses incurred in connection with such collection. Sellers shall be entitled to cooperate with Purchaser in such collection efforts. To the extent that prior to the 90th day after the Closing Date, Purchaser has collected Closing Date Accounts Receivable in excess of an amount equal to (x) the aggregate face value of the Closing Date Accounts Receivable less (y) the Bad Debt Reserves, Purchaser shall, within five (5) Business Days following such 90th day, remit to Sellers fifty percent (50%) of such excess amount.

         (d) Any amounts payable by Purchaser to Sellers or Sellers to Purchaser, as the case may be, pursuant to SECTION 1.03(C) above shall be subject to offset against any Excess Amount or Deficiency Amount, as applicable. Any payments with respect to SECTION 1.03(C) or any Excess Amount or Deficiency Amount shall be made five (5) days after the date of delivery of the Receivables Notice; provided, however, that if Purchaser has collected all of the Closing Dates Accounts Receivable within ninety (90) days after the Closing Date, the payment of any Excess Amount or Deficiency Amount shall be made within five (5) days of the final determination of such Excess Amount or Deficiency Amount pursuant to SECTION 1.02(B).

         1.04 CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Interests contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Purchaser, at 498 Seventh Avenue, Suite 1810, New York, NY 10018 at 10:00 A.M., local time on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in ARTICLES VI and VII, or at such other place or at such other time or on such other date as Purchaser and Sellers mutually agree (the day on which the Closing takes place being the "CLOSING DATE").

         1.05 CLOSING DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver or cause to be delivered to Purchaser:

         (a) transfer documents evidencing the transfer of the Interests as required pursuant to the limited partnership agreement;

         (b) a copy of the certificates of formation and the limited partnership agreements (or similar organizational documents) of the Company and the general partner of the Company, in each case as amended, certified by the Secretary of State of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than ten (10) Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such certificate of formation or limited partnership agreement (or similar organizational document) since such date;



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         (c) a good standing  certificate for the general partner of the Company from the Secretary of State of the jurisdiction in which such entity is incorporated or organized and from the Secretary of State in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five (5) Business Days prior to the Closing Date;

         (d) the release and discharge contemplated by SECTION 6.07; and

         (e) the certificates, instruments and other documents required to be delivered pursuant to ARTICLE VI.

         1.07 CLOSING DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver to Sellers:

         (a) the Initial Cash Payment, payable in immediately available funds by wire transfer to the accounts for Sellers designated in a written notice delivered to Purchaser at least five (5) Business Days prior to the Closing Date;

         (b) the Purchased Shares;

         (c) the certificates and other documents required to be delivered pursuant to ARTICLE VII.

         1.08 FURTHER ASSURANCES; POST-CLOSING COOPERATION.

         (a) On the Closing Date, Sellers will deliver or make available to Purchaser at the offices of the Company all of the Books and Records of the Company, and if at any time after the Closing Sellers discover in their possession or under their control any other Books and Records of the Company, Sellers will forthwith deliver such Books and Records to Purchaser.

         (b) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request in order more effectively to vest title to the Interests in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and its Assets and Properties and Books and Records, and otherwise to cause Sellers to fulfill their obligations under this Agreement.

         (c) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period

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extending  six (6) years  after the  Closing  Date not to destroy  or  otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

         (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

         (e) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

         1.09 FINANCIAL STATEMENTS. Not later than thirty (30) days following the Closing Date, Sellers shall deliver to Purchaser, at their sole cost and expense, the unaudited balance sheet of the Company as of the Closing Date and the related unaudited statement of operations for the portion of the fiscal year then ended.

         1.10 TRANSFER TAXES. Sellers shall file all Tax Returns and pay all Taxes shown as due thereon with respect to the Transfer Taxes. Purchaser agrees to cooperate with Sellers in connection with the filing of such Tax Returns and obtaining exemptions from Transfer Taxes.

         1.11 LEGENDS ON PURCHASED SHARES; RESTRICTION ON TRANSFER.

         (a) Upon original issuance thereof, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or blue sky laws, any certificate issued representing any of the Purchased Shares, including, without limitation, all certificates issued upon transfer or in exchange thereof or in substitution therefor, shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         (b) Purchaser may make a notation on its records or give instructions to any transfer agents or registrars for the Purchased Shares in order to implement the restrictions on transfer set forth in this Section.

         (c) In connection with any sale, transfer or other disposition of any of the Purchased Shares (a "PURCHASED SHARES TRANSFER"), the transferor shall provide Purchaser with such customary certificates, legal opinions and other documents as Purchaser may reasonably request to assure that such Purchased Shares Transfer complies fully with applicable securities and other laws.

         (d) Purchaser shall not incur any liability for any delay in recognizing any Purchased Shares Transfer if Purchaser in good faith reasonably believes that such Purchased Shares Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or blue sky laws, or this Agreement.

         (e) After such time as the legend described by this SECTION 1.08 is no longer required on any certificate or certificates representing the Purchased Shares, upon the request of Sellers, Purchaser will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.

         (f) Notwithstanding anything to the contrary contained herein, Sellers acknowledge and agree that Sellers shall be prohibited from the sale, transfer, other disposal or encumbrance of any of the Purchased Shares for a period of one year from the Closing Date. Subject to the provisions of this Agreement and any restrictions on the transfer of the Purchased Shares pursuant to law, rule or regulation, Sellers shall be permitted to transfer up to fifty percent (50%) of the Purchased Shares one year following the Closing Date and up to one hundred percent (100%) of the Purchased Shares two years following the Closing Date.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby represent and warrant to Purchaser as follows:

         2.01 AUTHORITY. Sellers have full right, power, authority and legal capacity to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium or similar rights whether at a proceeding at law or in equity.

         2.02 ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE COMPANY.

              (a) The Company is a limited partnership duly organized and validly existing under the Laws of the State of Texas, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION 2.02 OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company, as the case may be, becoming qualified or admitted and in good standing.

              (b) All actions taken by the Company in connection with this Agreement and the transactions contemplated hereby have been duly authorized, and the Company has not taken any action in connection herewith that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its certificate of formation or limited partnership agreement. True and correct copies of the certificate of formation and limited partnership agreement of the Company, each as in effect on the date hereof have been delivered by Sellers to Purchaser.

         2.03 SUBSIDIARIES. There are no subsidiaries, corporations, partnerships, limited liability companies, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other ownership interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of the business conducted through) any partnership or limited liability company (or similar entity) is the Company a participant in (nor is any part of the Business conducted through) any joint venture or similar arrangement, and there are no contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

         2.04 CAPITALIZATION.

              (a) The Interests constitute all of the issued and outstanding equity or ownership interests in the Company and are owned of record and beneficially by Sellers free and clear of all Encumbrances. None of the issued and outstanding Interests were issued in violation of any preemptive rights. Except as set forth in SECTION 2.04(A) OF THE DISCLOSURE SCHEDULE, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Interests or obligating any of Sellers or the Company to issue or sell any Interests, or any other interest in the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Interests from any Person. Upon consummation of the transactions contemplated by this Agreement, Purchaser, assuming it shall have purchased the Interests for value in good faith and without notice of any adverse claim, will own all the issued and outstanding Interests free and clear of all Encumbrances. There are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Interests.

              (b) SECTION 2.04(B) OF THE DISCLOSURE SCHEDULE hereto accurately and completely sets forth the number and class of Interests held by each Person having an equity or ownership interest in the Company as of the date hereof. Ownership of the Interests is not evidenced by any certificates or other instruments.

         2.05 NO CONFLICTS. The execution and delivery of this Agreement by Sellers does not, and the performance by Sellers of their obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of formation or limited partnership agreement of the Company;

              (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Sellers or the Company or any of their respective Assets and Properties; or

              (c)  except  as  disclosed  in  SECTION  2.05  OF  THE  DISCLOSURE
         SCHEDULE, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Sellers or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Sellers or the Company or any of their respective Assets and Properties under, any Contract or License to which Sellers or the Company is a party or by which any of their respective Assets and Properties is bound.

         2.06 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in SECTION
2.06 OF THE DISCLOSURE SCHEDULE, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Sellers or the Company is required in connection with the execution, delivery and performance by Sellers or the Company of this Agreement or the consummation of the transactions contemplated hereby.

         2.07 BOOKS AND RECORDS. Except as set forth in SECTION 2.07 OF THE DISCLOSURE SCHEDULE, the minute books and other similar records of the Company, all of which were made available to Purchaser prior to the execution of this Agreement, contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the owners, limited partners and general partner of the Company. Except as set forth in SECTION 2.07 OF THE DISCLOSURE SCHEDULE, none of the Books and Records of the Company is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

         2.08 FINANCIAL STATEMENTS. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of the following Company-prepared financial statements: the unaudited balance sheets of the Company as of December 31, 2004, December 31, 2005, October 31, 2006, and December 31, 2006 and the related unaudited statements of operations for each of the fiscal years or portion of the fiscal year then ended. All the Financial

Statements (i) fairly present the consolidated financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby and (ii) were compiled from the Books and Records of the Company regularly maintained by management and used to prepare the financial statements of the Company in accordance with and consistent with the Company's historical accounting policies and practices. The Company has maintained its Books and Records in accordance with good business and accounting practices and in a manner sufficient to permit the preparation of financial statements, such Books and Records are complete and correct and fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Company and such Books and Records provided a fair and accurate basis for the preparation of the Financial Statements.

         2.09 ABSENCE OF CHANGES. Since December 31, 2006, the business of the Company has been conducted in the ordinary course and consistent with past practice. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 2006, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. Without limiting the foregoing, except as disclosed in SECTION 2.09 OF THE DISCLOSURE SCHEDULE, there has not occurred between December 31, 2006 and the date hereof:

              (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the Interests, or any direct or indirect redemption, purchase or other acquisition by the Company of any partnership interests of or any Option with respect to the Company;

              (ii) any authorization, issuance, sale or other disposition by the Company of any Interests or Option with respect to the Company, or any modification or amendment of any right of any holder of any partnership interests of or Option with respect to the Company;

              (iii) (x) any increase in the salary, wages or other compensation of any officer, Employee or consultant of the Company; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which the Company reasonably believed to be the least costly was chosen;

              (iv) (A) incurrences by the Company of Indebtedness, or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

              (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company;

              (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or (y) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes or any change in the fiscal year of the Company;

              (vii) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company;

              (viii) any acquisition or disposition of, or incurrence of a Lien on, any Assets and Properties of the Company, other than in the ordinary course of business consistent with past practice;

              (ix) any (x) amendment of the limited partnership agreement (or other comparable organizational documents) of the Company, (y)
         recapitalization, reorganization, liquidation or dissolution of the Company or (z) merger or other business combination involving the Company and any other Person;

              (x)  any  entering  into,  amendment,  modification,   termination
         (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed pursuant to SECTION 2.18(A) OF THE DISCLOSURE SCHEDULE or (B) any material License held by the Company;

              (xi)  capital   expenditures   or  commitments  for  additions  to
         property, plant or equipment of the Company constituting capital assets;

              (xii) any commencement or termination by the Company of any line of business;

              (xiii) any transaction by the Company with Sellers or any Affiliate of Sellers (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on December 31, 2006 and disclosed pursuant to SECTION 2.18(A)(VII) OF THE DISCLOSURE SCHEDULE;

              (xiv) any material adverse change in net sales, costs of goods sold or collection of Accounts Receivable;

              (xv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

              (xvi) any other transaction involving or development affecting the Company outside the ordinary course of business consistent with past practice.

         2.10 NO UNDISCLOSED LIABILITIES. Except as reflected or reserved against in the December 31 Balance Sheet or in the notes thereto or as disclosed in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, there are no Liabilities against, relating to or affecting the Company or any of its Assets and Properties, other than Liabilities (i) incurred since December 31, 2006 in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Business or Condition of the Company.

         2.11 TAXES. Except as set forth in SECTION 2.11 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

         (a) the Company has filed all Tax Returns and reports (or such Tax Returns have been filed on behalf of the Company) required to be filed by applicable law on a timely basis and all such Tax Returns and reports are true, complete and accurate in all material respects. The Company has paid all Taxes that are shown to be due, or claimed or asserted by any taxing authority to be due, from the Company from the periods covered by such Tax Returns. The December 31 Balance Sheet reflects an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed for which the Company could be held liable that are not adequately reserved for. No claim for any Tax due from or assessed against the Company is being contested by the Company, none of the Company's Tax Returns or reports have been audited by the IRS or any state or local Tax authority, and the Company has not received any notice of deficiency or other adjustment from the IRS or any state or local Tax authority. There are no pending Tax examinations of or Tax claims, including, but not limited to, withholding claims asserted against the Company or any of its assets or properties, there are no Tax liens on any of the Assets and Properties of the Company, there are no agreements, waivers, or other arrangements providing an extension of time with respect to the assessment of any Tax against the Company, nor are there any Tax proceedings now pending or, to the Knowledge of Sellers, threatened against the Company. There is no basis for any additional assessment of any Taxes against the Company. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes, including without limitation the portion of such deposits relating to Taxes imposed upon the Company. In connection with any audit of the Tax Returns of the Company, no issue has been raised by any Tax officials which, by the application of similar principles, reasonably can be expected to result in a deficiency for any other year not so examined.

         (b) The Company is not a party to, bound by or obligated under any agreement relating to the allocation or sharing of Taxes and does not have any liability for the Taxes of any person, other than the Company, as a transferee, or successor or otherwise (including, without limitation, any liability under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law).

         (c) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances, could obligate it to make payments that under Code Section 280G will not be deductible.

         (d) Sellers have delivered to Purchaser correct and complete copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 2003.

         (e) The Company has filed all abandoned/unclaimed property reports required to be filed by them in a timely manner, and have made copies of all such reports available to Purchaser.

         2.12 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the Knowledge of Sellers, threatened against, relating to or affecting Sellers or the Company or any of their respective Assets and Properties and there are no Orders outstanding against the Company.

         2.13 COMPLIANCE WITH LAWS AND ORDERS.

         (a) Except as disclosed in SECTION 2.13 OF THE DISCLOSURE SCHEDULE, the Company is not, nor has it at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five
(5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or its Assets and Properties.

         (b) Except as disclosed in SECTION 2.13 OF THE DISCLOSURE SCHEDULE, the Company is in compliance with all Laws applicable to it and necessary to conduct its business as currently conducted.

         2.14 BENEFIT PLANS; ERISA.

         (a) SECTION 2.14(A) OF THE DISCLOSURE SCHEDULE (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan and (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan. The Company has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in SECTION 2.14(A) OF THE DISCLOSURE SCHEDULE, no loan is outstanding between the Company and any Employee.

         (b) The Company does not maintain nor is it obligated to provide benefits under any life, medical or health plan which provides benefits to retired or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

         (c) Except as set forth in SECTION 2.14(C) OF THE DISCLOSURE SCHEDULE, each Benefit Plan covers only Employees (or former employees or beneficiaries with respect to service with the Company), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

         (d) Neither the Company nor any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

         (e) Each of the Benefit Plans maintained by the Company is, and its administration is and has been since inception, in all material respects in compliance with, and the Company has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Benefit Plan maintained by the Company which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies in all material respects with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

         (f) The Company is not in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Sellers or the Company to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been set aside therefor and have been reflected in Financial Statements in accordance with the policies utilized by the Company in preparing the Books and Records of the Company. There are no outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

         (g) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

         (h) To the Knowledge of Sellers, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser, the Company, or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

         (i) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

         (j) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Sellers, there have been no material changes in such values since said date.

         (k) Complete and correct copies of the following documents have been furnished to Purchaser prior to the execution of this Agreement:

              (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

              (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

              (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

              (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan; and

              (v) all qualified domestic relations orders or other orders received by the Company governing payments from any Benefit Plan maintained by the Company.

         2.15 REAL PROPERTY.

         (a) The Company owns no real property. SECTION 2.15(A) OF THE DISCLOSURE SCHEDULE contains a true and correct list of each parcel of real property leased by the Company (as lessor or lessee).

         (b) The Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease for real property referred to in paragraph (a) is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and except as set forth in SECTION 2.15(B) OF THE DISCLOSURE SCHEDULE, there is no, nor has the Company received any notice of any, default by the Company (or any condition or event which, after notice or lapse of time or both, would constitute a default by the Company) thereunder. The Company does not owe any brokerage commissions with respect to any such leased space.

         (c) Sellers have delivered to Purchaser prior to the execution of this Agreement, true and complete copies of all leases (including any amendments and renewal letters) with respect to the real property leased by the Company.

         2.16 TANGIBLE PERSONAL PROPERTY; INVESTMENT ASSETS.

         (a) The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property, used in or reasonably necessary for the conduct of its business, including all tangible personal property reflected on the December 31 Balance Sheet and tangible personal property acquired since such date other than property disposed of since such date in the ordinary course of business consistent with past practice. All tangible personal property reflected on the December 31 Balance Sheet is free and clear of all Liens, other than Liens disclosed in SECTION 2.16(A) OF THE DISCLOSURE SCHEDULE, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

        (b)  SECTION  2.16(B)  OF  THE  DISCLOSURE   SCHEDULE   describes  each
Investment Asset owned by the Company on the date hereof. Except as disclosed in
SECTION 2.16(B) OF THE DISCLOSURE SCHEDULE, all such Investment Assets are owned by the Company free and clear of all Liens.

         2.17 INTELLECTUAL PROPERTY RIGHTS. Except as set forth in SECTION 2.17 OF THE DISCLOSURE SCHEDULE, the Company either has all right, title and interest in or a valid and binding right under Contract to use all the Intellectual Property which is used in the conduct of the business of the Company. Except as disclosed in SECTION 2.17 OF THE DISCLOSURE SCHEDULE, (i) the Company has the exclusive right to use all of the patents and trademarks listed in SECTION 2.17 OF THE DISCLOSURE SCHEDULE (the "PATENTS AND TRADEMARKS"), which are all of the patents and trademarks used by the Company, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of the Patents and Trademarks are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company in respect of any of the Patents and Trademarks,
(iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, (v) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vi) to the Knowledge of Sellers, no such Intellectual Property is being infringed by any other Person. Neither Sellers nor the Company has received any notice that the Company is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Sellers, has been made to such effect that has not been resolved and, to the Knowledge of Sellers, the Company is not infringing any Intellectual Property of any other Person.

         2.18 CONTRACTS.

         (a) SECTION 2.18(A) OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies of which, or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) currently in effect, to which the Company is a party or by which any of its Assets and Properties is bound:

              (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment of any Employee, the name, position and rate of compensation of each Employee and the expiration date of each such Contract; and (B) any written representations, commitments, promises or communications (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee or former employee;

              (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company;

              (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person (including, without limitation, the partnership agreement of the Company);

              (iv) all Contracts relating to Indebtedness of the Company;

              (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

              (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties other than dispositions or acquisitions in the ordinary course of business consistent with past practice and (B) any merger or business combination;

              (vii) all Contracts between the Company, on the one hand, and Sellers or any Affiliate of Sellers, on the other hand;

              (viii) all collective bargaining or similar labor Contracts;

              (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, or incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any business combination or (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

              (x) all other Contracts (other than Benefit Plans, leases listed in SECTION 2.15(A) OF THE DISCLOSURE SCHEDULE and insurance policies listed in SECTION 2.20 OF THE DISCLOSURE SCHEDULE) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than $10,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company.

         (b) Each Contract required to be disclosed in SECTION 2.18(A) OF THE DISCLOSURE SCHEDULE is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in SECTION 2.18(B) OF THE DISCLOSURE SCHEDULE, neither the Company nor, to the Knowledge of Sellers, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

         2.19 LICENSES. There are no Licenses that are required to be used or obtained by the Company in connection with its business or operations.

         2.20 INSURANCE.

         (a) SECTION 2.20 OF THE DISCLOSURE SCHEDULE contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or Employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company. The insurance coverage provided by any of the policies described above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in SECTION 2.20 OF THE DISCLOSURE SCHEDULE is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in SECTION
2.20 OF THE DISCLOSURE SCHEDULE are placed with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of the Company, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         (b) The Company has complied with and maintains in full force and effect all applicable employment insurance required by law.

         2.21 AFFILIATE TRANSACTIONS. Except as disclosed in SECTION 2.18(A)(VII) or SECTION 2.21(A) OF THE DISCLOSURE SCHEDULE, (i) there are no intercompany Liabilities between the Company, on the one hand, and Sellers or any Affiliate of Sellers, on the other, (ii) neither Sellers nor any such Affiliate provides or causes to be provided any assets, services or facilities to the Company, (iii) the Company does not provide or cause to be provided any assets, services or facilities to Sellers or any such Affiliate and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets issued by Sellers or any such Affiliate. Except as disclosed in SECTION 2.21(B) OF THE DISCLOSURE SCHEDULE, each of the Liabilities and transactions listed in
SECTION 2.21(A) OF THE DISCLOSURE SCHEDULE was incurred or engaged in, as the case may be, on a basis no less favorable than had they been engaged in on an arm's-length basis. Except as disclosed in SECTION 2.21(C) OF THE DISCLOSURE SCHEDULE, since December 31, 2006, all settlements of intercompany Liabilities between the Company, on the one hand, and Sellers or any such Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

         2.22 EMPLOYEES; LABOR RELATIONS.

         (a) SECTION 2.22 OF THE DISCLOSURE SCHEDULE contains a list of the name of each officer and Employee of the Company at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable with respect to such person in effect on such date. Neither the Company nor Sellers have received any information that would lead them to believe that any Employees will or may cease to be Employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

         (b) Except as disclosed in SECTION 2.22 OF THE DISCLOSURE SCHEDULE, (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Sellers, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. During the last five (5) years, there has been no work stoppage, strike or other concerted action by employees of the Company. During that period, the Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

         2.23 SUBSTANTIAL CUSTOMERS AND SUPPLIERS. SECTION 2.23(A) OF THE DISCLOSURE SCHEDULE lists the ten (10) largest customers of the Company, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. Except as disclosed in SECTION 2.23(B) OF THE DISCLOSURE SCHEDULE, no such customer has ceased or materially reduced its purchases from or use of the services of the Company since December 31, 2006, or to the Knowledge of Sellers, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

         2.24 BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS. SECTION 2.24 OF THE DISCLOSURE SCHEDULE sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, Employees, agents or other similar representatives of the Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         2.25 NO POWER OF ATTORNEY. Except as set forth in SECTION 2.25 OF THE DISCLOSURE SCHEDULE, the Company does not have any powers of attorney or comparable delegations of authority outstanding.

         2.26 NATURE OF PURCHASE. Sellers' are purchasing the Purchased Shares for their own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of the Purchased Shares or any part thereof, and Sellers have no present intention of selling, granting any participation in, or otherwise distributing the same. Sellers acknowledge that the offering of the Purchased Shares pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky law, on the grounds that the offering and sale of the Purchased Shares contemplated by this Agreement are exempt from registration pursuant to exceptions available under such laws, and that Purchaser's reliance upon such exemptions is predicated upon Sellers' representations set forth in this Agreement. Sellers acknowledge and understand that the Purchased Shares must be held for an indefinite period of time unless they are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or an exemption from such registration is available, and that the certificates representing such shares will contain a legend to the foregoing effect.

         2.27 ACCREDITED INVESTOR. Sellers are "ACCREDITED INVESTORS" within the meaning of Regulation D promulgated under the Securities Act.

         2.28 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Purchaser without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

         2.29 DISCLOSURE. All material facts relating to the Business or Condition of the Company have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty of Sellers contained in this Agreement, and no statement contained in the Disclosure Schedule, the Financial Statements or the December 31 Balance Sheet, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers as follows:

         3.01 ORGANIZATION; AUTHORITY. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Purchaser has full right, corporate power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium or similar rights whether at a proceeding at law or in equity.

         3.02 NO CONFLICTS. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Purchaser;

              (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 3.03 OF THE DISCLOSURE SCHEDULE hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not be expected to have a material adverse effect on Purchaser and its subsidiaries taken as a whole; or

              (c) except as disclosed in SECTION 3.02 OF THE DISCLOSURE SCHEDULE, and except as could not be expected to result in a material adverse effect on Purchaser and its subsidiaries taken as a whole, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
         (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of their respective Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties are bound.

         3.03 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in SECTION
3.03 OF THE DISCLOSURE SCHEDULE hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not be expected to have a material adverse effect on Purchaser and its subsidiaries taken as a whole.

         3.04 LEGAL PROCEEDINGS. Except as disclosed in SECTION 3.04 OF THE DISCLOSURE SCHEDULE and except as could not be expected to result in a material adverse effect on Purchaser and its subsidiaries taken as a whole, there are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

         3.05 CAPITAL STOCK. The Purchased Shares issuable in connection with this Agreement constitute voting stock, have been duly authorized by all necessary corporate action on the part of Purchaser and have been duly reserved for issuance pursuant to this Agreement and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. contemplated by this Agreement.

         3.06 CAPITALIZATION. The authorized capital stock of Purchaser consists of 150,000,000 shares of Purchaser Common Stock, of which 67,670,000 shares were issued and outstanding as of March 5, 2007, and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. Except as disclosed in SECTION 3.06 OF THE DISCLOSURE SCHEDULE and for issuances of stock options of Purchaser after December 31, 2006, Purchaser does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Purchaser Common Stock or any other equity security of Purchaser or any securities representing the right to purchase or otherwise receive any shares of Purchaser Common Stock or any other equity security of Purchaser other than as provided for in this Agreement. There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of Purchaser having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of Purchaser may vote. There are no agreements or understandings with respect to the voting of any shares of Purchaser Common Stock or which restrict the transfer of such shares to which Purchaser is a party, other than applicable federal and state securities laws.

         3.07 AVAILABILITY OF FUNDS. Purchaser has sufficient cash, or firm commitments from responsible lending institutions, available lines of credit or other sources of available funds to enable it to make payment of the Purchase Price to be paid by it pursuant to this Agreement.

         3.08 SEC REPORTS AND FINANCIAL STATEMENTS. Purchaser has made all filings required to be made by it with the United States Securities and Exchange Commission ("SEC") since January 1, 2005 (such filings, the "PURCHASER SEC FILINGS"). As of their respective dates, the Purchaser SEC Filings complied as to form in all material respects with the requirements of the Securities Act and the Securities and Exchange Act of 1934, as amended, as the case may be. Prior to the execution of this Agreement, a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Purchaser or any of its Subsidiaries with the SEC since January 1, 2005 (as such documents have since the time of their filing been amended or supplemented, the ("PURCHASER SEC REPORTS") which are all the documents (other than preliminary material) that Purchaser and its Subsidiaries were required to file with the SEC since such date, are available to Sellers for inspection on the SEC's EDGAR system. As of their respective dates, the Purchaser SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Purchaser SEC Reports (the "PURCHASER FINANCIAL STATEMENTS") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Purchaser and its Subsidiaries taken as a whole)) the consolidated financial position of Purchaser and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

         3.09 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Sellers for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                               COVENANTS OF SELLER

         Sellers covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Sellers will comply with all covenants and provisions of this
ARTICLE IV, except to the extent Purchaser may otherwise consent in writing.

         4.01 REGULATORY AND OTHER APPROVALS. Sellers will, and will cause the Company to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers or the Company to consummate the transactions contemplated hereby, including without limitation those described in SECTIONS 2.05 AND 2.06 OF THE DISCLOSURE SCHEDULE, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
(c) cooperate with Purchaser in connection with the performance of its obligations under SECTIONS 5.01 AND 5.02. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

         4.02 INVESTIGATION BY PURCHASER. Sellers will, and will cause the Company to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "REPRESENTATIVES") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Assets and Properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

         4.03 NO SOLICITATIONS. Sellers will not take, nor will it permit the Company or any Affiliate of Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Sellers, the Company or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or permitting access to the Assets and Properties and Books and Records of the Company) any offer or inquiry from any Person concerning an Acquisition Proposal. If Sellers, the Company or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Sellers will promptly advise such Person, by written notice, of the terms of this SECTION 4.03 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

         4.04 CONDUCT OF BUSINESS. Sellers will cause the Company to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Sellers will:

              (a) cause the Company to use commercially reasonable efforts, consistent with past practice, to (i) preserve intact the present business organization and reputation of the Company, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company, (iii) maintain the Assets and Properties of the Company in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company;

              (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner, (ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company, or (B) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of the Company;

              (c) (i) use, and will cause the Company to use, commercially reasonable efforts to maintain in full force and effect until the
         Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in SECTION 2.20 OF THE DISCLOSURE SCHEDULE, (ii) to the extent requested by Purchaser prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Company) for the benefit of the Company to continue to be provided at the expense of the Company for at least thirty (30) days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of the Company to be paid to the Company; and

              (d) cause the Company to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company, and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

         4.05 FINANCIAL STATEMENTS.

         (a) As promptly as practicable after the Closing Date, Sellers will provide assistance with respect to matters requested by Purchaser relating to the review of the financial statements of the Company as of and for the period ended as of the Closing Date.

         (b) As promptly as practicable, Sellers will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses as may be prepared or received by Sellers or the Company relating to the business or operations of the Company or as Purchaser may otherwise reasonably request.

         (c) As promptly as practicable, Sellers will deliver copies of all License applications and other filings (if any) made by the Company after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

         4.06 EMPLOYEE MATTERS. Except as set forth on SECTION 4.06 OF THE DISCLOSURE SCHEDULE, and except as may be required by Law, Sellers will refrain, and will cause the Company to refrain, from directly or indirectly:

         (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

         (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company;

         (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company reasonably believes to be the least costly is chosen; or

         (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any
Benefit Plan, employment-related Contract or other employee compensation arrangement.

         Sellers will cause the Company to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Sellers will promptly notify Purchaser in writing of each receipt by Sellers or the Company (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

         4.07 CERTAIN RESTRICTIONS. Except as set forth on SECTION 4.07 OF THE DISCLOSURE SCHEDULE, Sellers will cause the Company to refrain from:

         (a) amending its limited partnership agreement (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such limited partnership;

         (b) authorizing, issuing, selling or otherwise disposing of any partnership interests or any Option with respect to the Company, or modifying or amending any right of any holder of outstanding partnership interests of or Option with respect to the Company;

         (c) declaring, setting aside or paying any dividend or other distribution in respect of the partnership interests of the Company not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any partnership interests of or any Option with respect to the Company not wholly owned by the Company;

         (d) acquiring or disposing of, or incurring any Lien on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

         (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to SECTION 2.18(A) or (B) any material License or (ii) granting any irrevocable powers of attorney;

         (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Contract to which the Company is a party or by which any of its respective Assets and Properties is bound;

         (g) (i) incurring Indebtedness or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company under, any Indebtedness of or owing to the Company;

         (h)  engaging  with  any  Person  in  any  merger  or  other   business
combination;

         (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets;

         (j) making any change in the lines of business in which it participates or is engaged;

         (k) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

         (l) entering into any Contract to do or engage in any of the foregoing.

         4.08 AFFILIATE TRANSACTIONS. Except as set forth in SECTION 4.08 OF THE DISCLOSURE SCHEDULE or as contemplated by this Agreement, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between any Sellers, any officer, director or Affiliate (other than the Company) of any Sellers, on the one hand, and the Company or any of the Subsidiaries, on the other, will be paid in full, and Sellers will terminate and will cause any such officer, director or Affiliate to terminate each Contract with the Company. Prior to the Closing, the Company will not enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to SECTION 2.18(A)(VII) OF THE DISCLOSURE SCHEDULE), with Sellers or any such officer, director or Affiliate.

         4.09 BOOKS AND RECORDS. On the Closing Date, Sellers will deliver or make available to Purchaser at the offices of the Company all of the Books and Records, and if at any time after the Closing Sellers discover in their possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

         4.10 NONCOMPETITION.

         (a) Sellers will, for a period of two (2) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

              (i) employing, engaging or seeking to employ or engage any Person, who within the prior twelve (12) months, had been an officer, employee or consultant of the Company;

              (ii) causing or attempting to cause (A) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company or (B) any officer, employee or consultant of the Company to resign or sever a relationship with the Company;

              (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of its clients, customers or suppliers; or

              (iv) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which the Company is participating or engaged on the Closing Date in any jurisdiction in which the Company participates or engages in such line of business on the Closing Date.

         (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

         (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Sellers hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

         4.11 NOTICE AND CURE. Sellers will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Sellers, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Sellers under this Agreement to be breached or that renders or will render untrue any representation or warranty of Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under ARTICLE XII.

         4.12 FULFILLMENT OF CONDITIONS. Sellers will execute and deliver at the Closing each document and other papers that Sellers are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit the Company to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE V

                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this ARTICLE V, except to the extent Sellers may otherwise consent in writing.

         5.01 REGULATORY AND OTHER APPROVALS. Purchaser will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby, including without limitation those described in SCHEDULES 3.03 AND 3.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Sellers and the Company in connection with the performance of their obligations under

SECTIONS 4.01 AND 4.02. Purchaser will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause
(a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

         5.02 NOTICE AND CURE. Purchaser will notify Sellers in writing of, and contemporaneously will provide Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' right to seek indemnity under ARTICLE X.

         5.03 FULFILLMENT OF CONDITIONS. Purchaser will execute and deliver at the Closing each document and other papers that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser hereunder to purchase the Interests are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

         6.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

         6.02 PERFORMANCE. Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

         6.03 SELLERS' CERTIFICATE. Sellers shall have delivered to Purchaser a certificate, dated the Closing Date and executed by Sellers, substantially in the form and to the effect of EXHIBIT A hereto.

         6.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this
Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company or the transactions contemplated by this Agreement of any such Law.

         6.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, shall have occurred.

         6.06 THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by Purchaser and Sellers of their obligations under this Agreement or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, Sellers or the Company is a party or by which any of their respective Assets and Properties are bound as of the Closing Date (including a written instrument from Frost Bank and Wells Fargo waiving any "change of control" and related event of default under the Lines of Credit that would otherwise be triggered by the Closing and providing that the Lines of Credit will continue in full force and effect in accordance with its terms immediately following the Closing) (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except (other than in the case of the consents listed in SECTION 6.06 OF THE DISCLOSURE SCHEDULE) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser.

         6.07 RELEASES. Sellers shall release Purchaser and the Company from any obligations with respect to the Term Note and any other claim by Sellers or Affiliates of Sellers against the Company.

         6.08 LINES OF CREDIT. Frost Bank, Wells Fargo, the Company and Purchaser shall (i) have entered into an amendment to the Lines of Credit waiving any "change of control" and related event of default under the Lines of Credit that would otherwise be triggered by the Closing and providing that the Lines of Credit will continue in full force and effect in accordance with its terms immediately following the Closing, dated as of the Closing Date, or (ii) at Purchaser's option, Purchaser shall have paid off such Lines of Credit.

         6.09 AMENDMENT TO COMPANY LEASE. To the extent necessary, KFP Brooks Building, Ltd. and the Company shall have entered into an amendment of that certain lease agreement between them with respect to space leased by the Company in the building known as 720 Brazos Street, Suite 800, Austin, Texas 78701.

         6.10 NON-COMPETE AGREEMENTS. The President/CEO shall have entered into a Non-Compete Agreement, substantially in the form of EXHIBIT B-1 and the VP of Client Services and the VP - Creative Directors of the Company shall have entered into Non-Compete Agreements, substantially in the form of EXHIBIT B-2.

         6.11 PROCEEDINGS. All proceedings to be taken on the part of Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLERS

         The obligations of Sellers hereunder to sell the Interests are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

         7.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         7.02 PERFORMANCE. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

         7.03 PURCHASER'S CERTIFICATE. Purchaser shall have delivered to Sellers a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the President or any Executive Vice President of Purchaser, substantially in the form and to the effect of EXHIBIT C hereto.

         7.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

         7.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, shall have occurred.

         7.06 THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by Sellers of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in SECTION 7.06 OF THE DISCLOSURE SCHEDULE (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

         7.07 AMENDED AND RESTATED LINES OF CREDIT. Frost Bank, Wells Fargo, the Company and Purchaser shall have entered into the Amended Lines of Credit or at Purchaser's option, Purchaser shall have paid off such Lines of Credit.

         7.08 PROCEEDINGS. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

         8.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement will survive the Closing until eighteen months following the Closing Date; provided, however, that (a) (i) the representations and warranties contained in SECTIONS 2.01, 2.02, 2.04, 2.11, 3.01, 3.02 and 3.07 and the covenants and agreements contained in SECTIONS 1.08, 13.03 and 13.05 shall survive indefinitely; (b) with respect to matters covered by SECTION 2.12 and ARTICLES IX and, insofar as it relates to ERISA or the Code, SECTION 2.15 such representations, warranties, covenants and agreements shall survive until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive); provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a) or (b) above will continue to survive if a Claim Notice, Indemnity Notice, or notice pursuant to ARTICLE IX (as applicable) shall have been timely given under

ARTICLE IX or ARTICLE X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in ARTICLE IX or ARTICLE X.

                                   ARTICLE IX

                                   TAX MATTERS

         9.01 INDEMNITY.

         (a) Sellers shall jointly and severally indemnify and hold harmless Purchaser and the Company against the following Taxes and, except as otherwise provided in SECTION 9.04, against any loss, damage, Liability or expense, including reasonable attorneys' and outside consultants' fees incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company with respect to taxable periods of such Person ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company which are allocable, pursuant to SECTION 9.01(B), to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated group with which the Company files or has filed a Tax Return on a consolidated, combined or unitary basis for a taxable period ending on or before the Closing Date; and (iv) Taxes imposed on Purchaser or the Company as a result of any breach of warranty or misrepresentation under SECTION 2.11. Purchaser shall be responsible for Taxes and associated expenses not allocated to Sellers pursuant to the first sentence hereof.

         (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

         (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under SECTION 9.07), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

         (ii) in the case of Taxes imposed on a periodic basis with respect to the Assets or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

         9.02 TAX RETURNS AND PAYMENTS.

         (a) From the date of this Agreement through the Closing Date, Sellers shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns relating to the Company that are due (taking into account any extensions) on or before the Closing Date. Purchaser shall file, or cause to be filed, all Tax Returns of the Company not filed by the Closing Date. With respect to any Tax Return required to be filed by Purchaser or Sellers with respect to the Company and as to which an amount of Tax is allocable to the other party under SECTION 9.01(B), the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other party pursuant to Section 9.01(b), together with appropriate supporting information and schedules at least twenty (20) Days prior to the due date (including any extension hereof) for the filing of such Tax Return, and such other party and its authorized representatives shall have the right to review and comment on such Tax Return and statement prior to the filing of such Tax Return.

         (b) Sellers shall pay or cause to be paid when due and payable all Taxes with respect to the Company for any taxable period, or portion thereof, ending on or before the Closing Date, except for Taxes being contested in good faith pursuant to the terms of SECTION 9.04 below, and Purchaser shall so pay or cause to be paid Taxes for any taxable period, or portion thereof, after the Closing Date (subject to its right of indemnification from Sellers by the date set forth in SECTION 7.05 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to SECTIONS 9.01(a) and 9.01(B)).

         9.03 REFUNDS. Any Tax refund (including any interest with respect thereto) relating to the Company for any taxable period prior to the Closing Date shall be the property of Sellers, and if received by Purchaser or the Company shall be paid over promptly to Sellers.

         9.04 CONTESTS.

         (a) After the Closing, Purchaser shall promptly notify Sellers in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of Purchaser or the Company which, if determined adversely to the taxpayer, would be grounds for indemnification under this ARTICLE IX; PROVIDED, HOWEVER, that the failure to give such notice will not affect Purchaser's right to indemnification under this ARTICLE IX except to the extent, if any, that Purchaser's failure to so notify Sellers precludes Sellers from contesting the Tax in question.

         (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, PROVIDED that Sellers acknowledge in writing their liability under this Agreement to hold Purchaser and the Company harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding and, PROVIDED FURTHER, that such audit or proceeding relates only to Taxes for which Sellers are liable, Sellers shall have the right at their expense to participate in and control the conduct of such audit or proceeding; Purchaser also may participate in any such audit or proceeding and, if Sellers do not assume the defense of any such audit or proceeding or if Sellers assume such defense but do not diligently conduct such contest, Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after five (5) Business Days prior written notice to Sellers setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which Sellers have acknowledged their liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which Purchaser would be liable, Purchaser shall have the right, at its expense, to control the audit proceeding with respect to the latter issues.

         (c) With respect to issues relating to a potential adjustment for which both Sellers (as evidenced by their acknowledgement under SECTION 9.04) and Purchaser or the Company could be liable, (i) each party may participate in the audit or proceedings, and (ii) the audit or proceedings shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including choice of judicial forum) in situations in which separate issues are otherwise controlled under this ARTICLE IX by Purchaser and Sellers.

         (d) Neither Purchaser nor Sellers shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld or delayed. Purchaser and Sellers shall cooperate, and Purchaser shall cause the Company to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

         9.05 TIME OF PAYMENT.  Payment by Sellers of any amounts due under this
ARTICLE IX in respect of Taxes shall be made (a) at least five (5) Business Days before the due date of the applicable estimated or final Return required to be filed by Purchaser on which is required to be reported income for a period ending after the Closing Date for which Sellers are responsible under SECTIONS 9.01(A) and 9.01(b) without regard to whether the Return shows overall net income or loss for such period, and (b) within five (5) Business Days following an agreement between Sellers and Purchaser that an indemnity amount is payable, an assessment of a Tax by a Taxing authority, or a "determination" as defined in
Section 1313(a) of the Code. If liability under this ARTICLE IX is in respect of costs or expenses other than Taxes, payment by Sellers of any amounts due under this ARTICLE IX shall be made within five (5) Business Days after the date when Sellers have been notified by Purchaser that Sellers have a liability for a determinable amount under this ARTICLE IX and is provided with calculations or other materials supporting such liability.

         9.06 COOPERATION AND EXCHANGE OF INFORMATION. Sellers and Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase the Company or any of their Assets or any part of the Business from Purchaser. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Sellers shall be available (or shall cause their appropriate agents or representatives to be available) on a basis mutually convenient to all parties to provide explanations of any documents or information provided hereunder. Each of Sellers and Purchaser shall (and shall cause their appropriate agents and representatives to) retain all Tax Returns, schedules and work papers, records and other documents in their possession relating to Tax matters of the Company for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or
(b) six (6) years following the due date (without extension) for such Tax Returns. Any information obtained under this SECTION 9.06 shall be kept confidential in accordance with SECTION 13.05, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

         9.07 CONVEYANCE TAXES. Sellers shall be liable for and shall hold Purchaser harmless against any real property transfer or gains, sales, use, transfer, value added and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. Sellers, after the review and consent by Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Purchaser shall execute and deliver all instruments and certificates necessary to enable Sellers to comply with the foregoing.

         9.08 MISCELLANEOUS.

         (a) Sellers and Purchaser agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company) under this ARTICLE IX, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

         (b) Except with respect to a claim as to which notice is timely given on or prior to the termination date (which such claim shall continue until the related claim for indemnification has been satisfied or otherwise resolved), the obligations of Sellers to indemnify and hold harmless Purchaser and the Company pursuant to this ARTICLE IX, and the representations and warranties contained in
SECTION 2.11, shall terminate at the close of business on the 60th day following the expiration of the applicable statute of limitations with respect to the Tax Liabilities in question (giving effect to any waiver, mitigation or extension thereof).

         (c) From and after the date of this Agreement, Sellers shall not, without the prior written consent of Purchaser (which may, in its sole and absolute discretion, withhold such consent), make, or cause or permit to be made, any Tax election that would affect the Company.

         (d) Any party shall be entitled to recover professional fees and related costs that it may reasonably incur to enforce the provisions of this
ARTICLE IX.

                                   ARTICLE X

                                 INDEMNIFICATION

         10.01 INDEMNIFICATION.

         (a) Subject to paragraph (c) of this Section and the other Sections of this ARTICLE X, Sellers shall severally and not jointly indemnify Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Sellers contained in this Agreement, as qualified in each case by the disclosures set forth in the Disclosure Schedule or any schedule to this Agreement and determined in all cases as if the terms "material" or "materially" were not included therein. Notwithstanding the foregoing, the Purchaser Indemnified Parties will not be entitled to obtain or seek indemnification for any item to the extent it constitutes a liability that is reflected in the Closing Balance Sheet or captured in any subsequent "true-up" adjustments or calculations. No Purchaser Indemnified Party (other than Purchaser) will be entitled to make or pursue any claim for indemnification hereunder without the express prior written approval of Purchaser.

         (b) Subject to the other Sections of this ARTICLE X, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, as qualified in each case by the disclosures set forth in any schedule or disclosure exhibit of Purchaser to this Agreement and determined in all cases as if the terms "material" or "materially" were not included therein.

         (c) Notwithstanding the foregoing, Sellers will not be obligated to indemnify Purchaser or any other Purchaser Indemnified Parties under this
SECTION 10.01(C) or any other applicable Sections of this ARTICLE X unless and until the amount of all losses incurred by Purchaser or the other Purchaser Indemnified Parties, taken as a group, exceeds in the aggregate $10,000 (the "BASKET"), in which event Sellers shall indemnify Purchaser and the other Purchaser Indemnified Parties for the full amount of such losses.

         (d) Notwithstanding the foregoing, Purchaser will not be obligated to indemnify Sellers or any other Seller Indemnified Parties under this SECTION 10.01(D) or any other applicable Sections of this ARTICLE X unless and until the amount of all losses incurred by Sellers or the other Seller Indemnified Parties, taken as a group, exceeds in the aggregate the Basket, in which event Purchaser shall indemnify Sellers and the other Seller Indemnified Parties for the full amount of such losses.

         (e) Seller's maximum aggregate indemnity obligations under this ARTICLE X, shall be limited to an amount equal to $400,000; PROVIDED that this limitation shall not apply to a breach of a representation or warranty contained in SECTION 2.01, 2.02, 2.04, or 2.11 or to a breach of a covenant contained in
SECTION 1.05, 13.03 or 13.05. Sellers may satisfy in full any claim for indemnification under this ARTICLE X by tendering to Purchaser either (i) cash in the amount of the applicable claim (or such lesser amount as is ultimately determined to be due in respect of such claim) or (ii) the Purchased Shares or any whole number of the Purchased Shares that when multiplied by the Per Share Price is equivalent to the applicable claim (or such lesser amount as is ultimately determined to be due in respect of such claim) or (iii) a combination of the

Purchased Shares and an amount in cash that is equal to the applicable claim (or such lesser amount as is ultimately determined to be due in respect of such claim).

         10.02 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under SECTION 10.01 will be asserted and resolved as follows:

         (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under SECTION 10.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Sellers or any Affiliate of Sellers or of Purchaser (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the
Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under SECTION
10.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

              (i) If the  Indemnifying  Party  notifies  the  Indemnified  Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this SECTION 10.03(A), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under SECTION
         10.01 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause
         (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and PROVIDED FURTHER, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel, except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under
         SECTION 10.01 with respect to such Third Party Claim.

              (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to SECTION 10.03(A), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause
         (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.

              (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under SECTION 10.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under SECTION 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         (b) In the  event  any  Indemnified  Party  should  have a claim  under
SECTION 10.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         (c) Except with respect to a Claim Notice or Indemnity Notice as to which notice is timely given on or prior to the termination date (which such claim shall continue until the related claim for indemnification has been satisfied or otherwise resolved), the obligations of Sellers to indemnify and hold harmless Purchaser and the Company pursuant to this ARTICLE X (except for any breach of a representation or warranty contained in SECTION 2.01, 2.02, 2.04, or 2.11 or to a breach of a covenant contained in SECTION 1.05, 13.03 or 13.05), shall terminate at the close of business on the 60th day following the date that is eighteen months following the Closing Date.

         10.03 TAX MATTERS. Anything in this ARTICLE X to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by ARTICLE IX and not this ARTICLE X.

                                   ARTICLE XI

                                   TERMINATION

         11.01   TERMINATION.   This  Agreement  may  be  terminated,   and  the
transactions contemplated hereby may be abandoned:

         (a) at any time before the Closing, by mutual written agreement of Sellers and Purchaser;

         (b) at any time before the Closing, by Sellers or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating  party fails to cure such breach  within five (5) Business  Days
following   notification   thereof  by  the  terminating   party
or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

         (c) at any time after April 30, 2007 by Sellers or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to close is not caused by a breach of this Agreement by the terminating party.

         11.02 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to SECTION 11.01(A), (B), (C), or (D), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company, Sellers or Purchaser (or any of their respective stockholders, officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to expenses in SECTION 13.03 and confidentiality in SECTION 13.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to SECTION 11.01 (A) or
(C), Sellers will remain liable to Purchaser for any breach of this Agreement by Sellers existing at the time of such termination, and Purchaser will remain liable to Sellers for any breach of this Agreement by Purchaser existing at the time of such termination, and Sellers or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                   ARTICLE XII

                                   DEFINITIONS

         12.01 DEFINITIONS.

         (a) DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "ACCOUNTS RECEIVABLE" means all trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the business of the Company.

                  "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "ACQUISITION PROPOSAL" means any proposal for a merger or other business combination to which the Company is a party or the direct or indirect acquisition of any partnership or equity interest in, or a substantial portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

                  "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "AGREEMENT" means this Purchase Agreement, the Exhibits, the Disclosure Schedule and the certificates delivered in accordance with SECTIONS 6.3 and 7.3, as the same shall be amended from time to time.

                  "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "BAD DEBT RESERVES" has the meaning ascribed to it in SECTION 1.03(A).

                  "BASKET" has the meaning ascribed to it in SECTION 10.01(C).

                  "BENEFIT PLAN" means any Plan established by the Company, or any predecessor or Affiliate of the Company, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any Employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights as a result of employment by the Company or service as a director of the Company.

                  "BOOKS AND RECORDS" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or otherwise), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  "BUSINESS OR CONDITION OF THE COMPANY" means the business, condition (financial or otherwise), results of operations, prospects and Assets and Properties of the Company.

                  "CASH PAYMENT" has the meaning  ascribed to it in SECTION 1.02
         (A).

                  "CLAIM NOTICE" means written notification  pursuant to SECTION
         10.02(A)  of a Third Party Claim as to which  indemnity  under  SECTION
         10.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under SECTION 10.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

                  "CLOSING" has the meaning ascribed to it in SECTION 1.04.

                  "CLOSING DATE" has the meaning ascribed to it in SECTION 1.04.

                  "CLOSING DATE ACCOUNTS RECEIVABLE" has the meaning ascribed to it in SECTION 1.03(A).

                  "CLOSING DATE BALANCE SHEET" has the meaning ascribed to it in
         SECTION 1.02(B)(II).

                  "CLOSING DATE  CERTIFICATE"  has the meaning ascribed to it in
         SECTION 1.02(B)(II).

                  "CLOSING DATE FINANCIAL STATEMENTS" has the meaning ascribed to it in SECTION 1.02(B)(II).

                  "CLOSING DATE NET BOOK VALUE" has the meaning ascribed to it in SECTION 1.02(B)(II).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

                  "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "DECEMBER 31 BALANCE SHEET" has the meaning  ascribed to it in
         SECTION 1.02(B)(I).

                  "DEFICIENCY AMOUNT" has the meaning ascribed to it in SECTION 1.02(B)(IV).

                  "DEFINED BENEFIT PLAN" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

                  "DISCLOSURE SCHEDULE" means the record delivered to Purchaser by Sellers, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

                  "DISPUTE PERIOD" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "EMPLOYEES" means those Persons employed by the Company immediately prior to the Closing Date.

                  "ENCUMBRANCE" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), lease, license, encumbrance, servient easement, reversion, reverter, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any Person treated as a single employer with the Company pursuant to Sections 414(b), (c), (m) or (o) of the Code or Title IV of ERISA.

                  "ESTIMATED  NET BOOK VALUE" has the meaning  ascribed to it in
         SECTION 1.02(B)(I).

                  "EXCESS AMOUNT" has the meaning ascribed to it in SECTION 1.02(B)(IV).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "FINAL  NET BOOK  VALUE"  has the  meaning  ascribed  to it in
         SECTION 1.02(B)(IV).

                  "FINANCIAL STATEMENTS" means the financial statements of the Company delivered to Purchaser pursuant to SECTION 2.08 and to be delivered to Purchaser following the Closing Date pursuant to SECTION 1.09.

                  "GAAP"  means  generally   accepted   accounting   principles,
         consistently applied throughout the specified period and in the immediately prior comparable period.

                  "GENERAL PARTNER" has the meaning ascribed to it in the forepart of this Agreement.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of ARTICLE X.

                  "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of ARTICLE X.

                  "INDEMNITY  NOTICE"  means  written  notification  pursuant to
         SECTION 10.02 of a claim for indemnity under ARTICLE X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                  "INDEPENDENT  ACCOUNTANT"  has the  meaning  ascribed to it in
         SECTION 1.02(B)(III).

                  "INITIAL  CASH  PAYMENT"  has the  meaning  ascribed  to it in
         SECTION 1.02 (A).

                   "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, trade secrets, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "INTERESTS" has the meaning ascribed to it in the forepart of this Agreement.

                  "INVESTMENT ASSETS" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company (other than trade receivables generated in the ordinary course of business of the Company).

                  "IRS" means the United States Internal Revenue Service.

                  "KNOWLEDGE OF SELLERS", "KNOWN TO SELLERS" or "SELLERS' KNOWLEDGE" means the actual knowledge of Sellers, the VP - Client Services, the VP - Creative Directors or the Treasurer of the Company.

                  "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "NET BOOK VALUE OF THE COMPANY" means the total assets of the Company (net of allowances for doubtful accounts and accumulated depreciation) minus the total liabilities of the Company as shown on the applicable balance sheet of the Company, calculated in accordance with the Company's historical practice with respect to the preparation of its financial statements, including the December 31 Balance Sheet.

                  "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PATENTS  AND  TRADEMARKS"  has the meaning  ascribed to it in
         SECTION 2.17.

                  "PBGC"  means  the  Pension   Benefit   Guaranty   Corporation
         established under ERISA.

                  "PENSION BENEFIT PLAN" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

                  "PER SHARE PRICE" means the volume weighted average price of Purchaser Common Stock on the NASDAQ Stock Market for the five (5) Trading Days immediately preceding the Closing Date; provided that the Per Share Price shall not be less than $0.60, nor greater than $1.50.

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "PRE-CLOSING  CERTIFICATE"  has the meaning  ascribed to it in
         SECTION 1.02(B)(I).

                  "PURCHASE  PRICE" has the  meaning  ascribed  to it in SECTION
         1.02.

                  "PURCHASED SHARES" has the meaning ascribed to it in SECTION 1.02(A).

                  "PURCHASED  SHARES TRANSFER" has the meaning ascribed to it in
         SECTION 1.11(C).

                  "PURCHASER" has the meaning ascribed to it in the forepart of this Agreement.

                  "PURCHASER COMMON STOCK" means the common stock, par value $0.01 per share, of Purchaser.

                  "PURCHASER'S  ACCOUNTANTS"  has the meaning  ascribed to it in
         SECTION 1.02(B)(II).

                  "PURCHASER FINANCIAL STATEMENTS" has the meaning ascribed to it in SECTION 3.08.

                  "PURCHASER   INDEMNIFIED  PARTIES"  means  Purchaser  and  its
         officers, directors, employees, agents and Affiliates (including, following the Closing Date, the Company).

                  "PURCHASER  SEC  FILINGS"  has the  meaning  ascribed to it in
         SECTION 3.08.

                  "PURCHASER  SEC  REPORTS"  has the  meaning  ascribed to it in
         SECTION 3.08.

                   "QUALIFIED PLAN" means any Benefit Plan which is intended to qualify under Section 401(a) of the Code.

                  "RECEIVABLES NOTICE" has the meaning ascribed to it in SECTION 1.03(C).

                  "REPRESENTATIVES" has the meaning ascribed to it in SECTION 4.02.

                  "RESOLUTION PERIOD" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SELLERS" has the meaning ascribed to it in the forepart of this Agreement.

                  "SELLERS'  ACCOUNTANTS"  has  the  meaning  ascribed  to it in
         SECTION 1.02(B)(II).

                  "SELLER INDEMNIFIED PARTIES" means Sellers and their agents and Affiliates.

                  "SUBJECT DEFINED BENEFIT PLAN" means each Defined Benefit Plan listed and described in SECTION 2.13(A) OF THE DISCLOSURE SCHEDULE.

                  "TAX" or TAXES" means any  Federal,  state,  county,  local or foreign income, profits, gross receipts, franchise, sales, use, occupancy, excise gains, value added, withholding, employment, payroll, social security, general property, personal property, intangible property and all other taxes of any nature, fees, levies, duties, assessments, deficiencies or charges imposed by any Governmental or Regulatory Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax Liability.

                  "TAX RETURNS" means a report, return or other information (including any amendments) required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

                  "TERM NOTE" means the Term Note entered into between the Company and Turner, dated as of January 10, 2003, as amended pursuant to the Addendum Agreement between the Company and Turner, dated as of September 1, 2006.

                  "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION 10.02(A).

                  "TRADING DAY" means any day on which securities are traded on The NASDAQ Stock Market.

                  "TRANSFER TAXES" means all sales, use, transfer, real property transfer, reporting, recording, gains, stock transfer and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement.

                  "TURNER" has the meaning ascribed to it in the forepart of this Agreement.

         (b) CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

               If to Purchaser, to:

               Viewpoint Corporation
               498 Seventh Avenue
               New York, NY 10018
               Facsimile No: (212) 201-0801
               Attn: Chief Financial Officer

               with a copy to:

               Viewpoint Corporation
               498 Seventh Avenue
               New York, NY 10018
               Facsimile No: (212) 201-0846
               Attn: General Counsel


               If to Sellers, to:

               Mark Turner
               c/o MAKOS Advertising, L.P.
               720 Brazos Street, Suite 800
               Austin, Texas 78701

               and

               Delaney, L.L.C.
               c/o MAKOS Advertising, L.P.
               720 Brazos Street, Suite 800
               Austin, Texas 78701

               with a copy to:

               Vinson & Elkins L.L.P.
               2801 Via Fortuna, Suite 100
               Austin, Texas 78746
               Attn: William R. Volk, Esq.
               Facsimile: (512) 236-3342

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         13.02 ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement entered into between the Company and Purchaser, dated as of November 21, 2006, supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         13.03 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

         13.04 PUBLIC ANNOUNCEMENTS. Other than in connection with the initial press release approved by the Company and Purchaser and the related statements to the public to be made by Purchaser at the conference call referenced in such press release, at all other times at or before the Closing, Sellers and Purchaser will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Sellers and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         13.05 CONFIDENTIALITY. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company furnished by Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

         13.06 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         13.07 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         13.08 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLES IX OR X.

         13.09 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation, the rights to purchase the general partner interest or the limited partner interest of the Company) to (i) one or more wholly-owned subsidiaries of Purchaser (PROVIDED that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein), (ii) any post-Closing purchaser of all of the issued and outstanding stock of the Company or a substantial part of its assets or (iii) any financial institution providing purchase money or other financing to Purchaser or the Company from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         13.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         13.11 CONSENT TO JURISDICTION AND VENUE. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         13.12 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         13.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         13.15 REPRESENTATION. Each party to this Agreement hereby acknowledges that it or he has had an opportunity to ask for and has obtained information relevant to the negotiation and preparation of this Agreement and the transactions provided for herein and to consult with counsel of its or his choosing with respect to such matters, and has either engaged counsel of its or his choosing to represent it or him in connection with the negotiation and preparation of this Agreement and the transactions provided for herein, or has elected not to be represented by counsel.

         IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.

                                      VIEWPOINT CORPORATION



                                      By: /s/ PATRICK VOGT
                                          --------------------------------------
                                          Name:  Patrick Vogt
                                          Title: CEO

                                      DELANEY, L.L.C.



                                      By: /s/ MARK TURNER
                                          --------------------------------------
                                          Name:  Mark Turner
                                          Title: President/Manager

                                      MARK TURNER



                                      By: /s/ MARK TURNER
                                          --------------------------------------
                                           Name: Mark Turner

                                                                       EXHIBIT A

                              SELLERS' CERTIFICATE

         Mark Turner, the sole limited partner of Makos Advertising, L.P., a Texas limited partnership (the "Company") and Delaney, L.L.C., the general partner of the Company (collectively, "SELLERS"), pursuant to SECTION 6.03 of the Purchase Agreement dated as of March __, 2007 (the "PURCHASE AGREEMENT"; capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement) between Viewpoint Corporation, a Delaware corporation, and Sellers, HEREBY CERTIFIES that:

         (1) Each of the representations and warranties made by Sellers in the Purchase Agreement (other than those made as of a specified date earlier than the date hereof) is true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, and each of the representations and warranties made by Sellers as of a specified date earlier than the date hereof was true and correct in all material respects as of such earlier date.

         (2) Each of the agreements, covenants and obligations required by the Purchase Agreement to be performed or complied with by Sellers at or before the Closing has been duly performed or complied with in all material respects.

         IN WITNESS WHEREOF, Sellers have caused this Certificate to be executed on their behalf by the undersigned on and as of the ____ day of ____________,
____.


                                                  DELANEY, L.L.C.


                                                  By:___________________________
                                                     Name:
                                                     Title:

                                                  MARK TURNER


                                                  By:___________________________
                                                     Name: Mark Turner

                                                                     EXHIBIT B-1


                              NON-COMPETE AGREEMENT

         This Non-Compete Agreement between Viewpoint Corporation ("Purchaser") and Mark Turner ("Turner") is entered into as of March __, 2007 (the "Non-Compete Agreement"). Capitalized terms used herein, but not defined herein shall have the meaning as set forth in the Purchase Agreement dated as of March 12, 2007 (the "Purchase Agreement"), by and among Delaney, L.L.C., Turner, and Purchaser.

         WHEREAS, Purchaser desires to retain the services of Turner, as an at-will employee of Purchaser following the purchase of Makos Advertising, L.P. (the "Company") by Purchaser and Turner desires to be retained by Purchaser to serve as an at-will employee of Purchaser.

         NOW THEREFORE, for good and valuable consideration, including the grant of a stock option to Turner, the sufficiency of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1. NO SOLICITATION; OBLIGATION TO KEEP PURCHASER INFORMED. Turner agrees that for a period of one year immediately following Turner's termination (voluntary or otherwise) with Purchaser (the "Restricted Period"), Turner shall not, as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise, directly or indirectly interfere with the business of Purchaser in any manner, including, without limitation, by (a) employing, soliciting for employment or advising or recommending to any other party that they employ or solicit for employment any person or associate of Purchaser, or otherwise inducing an employee or associate to leave Purchaser, (b) inducing a consultant or other independent contractor to sever that person's relationship with Purchaser, (c) doing any act that is disloyal to Purchaser or is inconsistent with the interests of Purchaser, or (d) soliciting existing or potential customers or clients or otherwise disrupting Purchaser's relationships with customers, agents, representatives, or vendors or otherwise.

2. NON-COMPETE. Turner agrees that for the Restricted Period, Turner will not directly or indirectly, as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise:

                  (a) employing, engaging or seeking to employ or engage any Person, who within the prior twelve (12) months, had been an officer, employee or consultant of Purchaser;

                  (b) causing or attempting to cause (A) any client, customer or supplier of Purchaser to terminate or materially reduce its business with Purchaser or (B) any officer, employee or consultant of Purchaser to resign or sever a relationship with Purchaser;

                  (c) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to Purchaser or any of its clients, customers or suppliers; or

                  (d) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which Purchaser is participating or engaged on the Closing Date or at any time during the Restricted Period in any jurisdiction in which Purchaser participates or engages in such line of business on the Closing Date or at any time during the Restricted Period.

3. SURVIVAL. To the extent reasonably possible, this Non-Compete Agreement, and all provisions hereof, is binding on Turner's heirs, executors, administrators or other legal representatives or assigns, and inures to the benefit of successors and assigns of Purchaser. The Non-Compete Agreement, and all provisions hereof, shall survive Turner's employment by Purchaser.

4. NOTIFICATION OF NEW EMPLOYER. In the event that Turner leaves the employ of Purchaser, Turner hereby consents to the notification of Turner's new employer of Turner's rights and obligations under this Non-Compete Agreement.

5. MISCELLANEOUS:

         (a) WAIVER. The waiver by Purchaser of a breach of any provision of this Non-Compete Agreement by Turner shall not operate or be construed as a waiver of any other or subsequent breach by Turner. Purchaser shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         (b) SEVERABILITY. Turner agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Non-Compete Agreement is void or constitutes an unreasonable restriction against Turner, such provision shall not be rendered void but shall apply to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Non-Compete Agreement for the purpose only of the particular legal proceedings in question, and all other covenants and provisions of this Non-Compete Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

         (c) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Non-Compete Agreement shall be construed to be in accordance with, and governed by, the laws of the State of New York, without reference to such state's statutes or case law regarding conflicts of laws. Turner hereby expressly consents to the exclusive personal jurisdiction of the state and federal courts located in New York for any lawsuit filed there against Turner by Purchaser arising from or related to this Non-Compete Agreement.

         (d) AMBIGUITY; AMENDMENT. Turner acknowledges that any ambiguity between this Non-Compete Agreement and the Purchase Agreement shall be construed against Turner, and construed in favor of Purchaser. This Non-Compete Agreement may be amended or modified only with the written consent of both Turner and Purchaser. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever. Any subsequent change or changes in Turner's duties, salary or compensation will not affect the validity or scope of this Non-Compete Agreement.

         (e) NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

         (a) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

6. REASONABLENESS OF RESTRICTIONS. Turner represents that Turner's experience, capabilities and circumstances are such that the provisions of this Non-Compete Agreement will not prevent Turner from earning a livelihood. Turner further agrees that the limitations set forth in this Non-Compete Agreement are reasonable in duration, geographic area and scope and are properly required for the adequate protection of the businesses of Purchaser. It is understood and agreed that the covenants made by Turner in this Agreement shall survive the termination of Turner's employment with Purchaser.

         7. ACKNOWLEDGEMENT. Turner represents and acknowledge the following:

         (a) Turner has carefully read this Non-Compete Agreement in its entirety;

         (b) Turner understands the terms and conditions contained herein;

         (c) Turner has had the opportunity to review this Non-Compete Agreement with legal counsel of Turner's own choosing and have not relied on any statements made by Purchaser or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Non-Compete Agreement; and

         (d) Turner is entering into this Non-Compete Agreement knowingly and voluntarily.

         This Non-Compete Agreement shall be effective as of the first day of Turner's employment with Purchaser.

I CERTIFY AND ACKNOWLEDGE I HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS, AND WILL FULLY AND FAITHFULLY COMPLY WITH ALL PROVISIONS.

MARK TURNER






------------------------------------------------------


Date:
       ----------------------------------------------


ACCEPTED AND AGREED TO:

VIEWPOINT CORPORATION


By:
     ------------------------------------------------

Print Name:
             ----------------------------------------

Title:
        ---------------------------------------------

Date:
       ----------------------------------------------

                                                                     EXHIBIT B-2

                              NON-COMPETE AGREEMENT

         This Non-Compete Agreement between Viewpoint Corporation ("Purchaser") and __________ ("Employee") is entered into as of March __, 2007 (the "Non-Compete Agreement"). Capitalized terms used herein, but not defined herein shall have the meaning as set forth in the Purchase Agreement dated as of March __, 2007 (the "Purchase Agreement"), by and among Delaney, L.L.C., Mark Turner, and Viewpoint Corporation, a Delaware corporation (the "Purchaser").

         WHEREAS, Purchaser desires to retain the services of Employee, as an at-will employee of Purchaser following the purchase of Makos Advertising, L.P. (the "Company") by Purchaser and Employee desires to be retained by Purchaser to serve as an at-will employee of Purchaser.

         NOW THEREFORE, for good and valuable consideration, including the grant of a stock option to Employee, the sufficiency of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1. NO SOLICITATION; OBLIGATION TO KEEP PURCHASER INFORMED. Employee agrees that for a period of one year immediately following the Closing (the "Restricted Period"), Employee shall not, as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise, directly or indirectly interfere with the business of Purchaser in any manner, including, without limitation, by (a) employing, soliciting for employment or advising or recommending to any other party that they employ or solicit for employment any person or associate of Purchaser, or otherwise inducing an employee or associate to leave Purchaser, (b) inducing a consultant or other independent contractor to sever that person's relationship with Purchaser, (c) doing any act that is disloyal to Purchaser or is inconsistent with the interests of Purchaser, or (d) soliciting existing or potential customers or clients or otherwise disrupting Purchaser's relationships with customers, agents, representatives, or vendors or otherwise.

2. NON-COMPETE.  Employee agrees that for the Restricted  Period,  Employee will
not  directly  or  indirectly,  as  a  director,   officer,  employee,  manager,
consultant, independent contractor, advisor or otherwise:

                  (a) employing, engaging or seeking to employ or engage any Person, who within the prior twelve (12) months, had been an officer, employee or consultant of Purchaser;

                  (b) causing or attempting to cause (A) any client, customer or supplier of Purchaser to terminate or materially reduce its business with Purchaser or (B) any officer, employee or consultant of Purchaser to resign or sever a relationship with Purchaser;

                  (c) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to Purchaser or any of its clients, customers or suppliers; or

                  (d) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which Purchaser is participating or engaged on the Closing Date or at any time during the Restricted Period in any jurisdiction in which Purchaser participates or engages in such line of business on the Closing Date or at any time during the Restricted Period.

The foregoing restrictions provided in Section 2 shall not apply to the extent Employee is terminated by Purchaser during the Restricted Period without Cause. "Cause" means the occurrence of any of the following:

         (i) the willful and continuing refusal of Employee to follow the lawful directives of the immediate supervisor, Chief Executive Officer of Purchaser or the Board of Directors of Purchaser, provided that such directives are consistent with Employee's title and position,

         (ii) conduct that is intentional and known by Employee to be materially harmful or potentially materially harmful to Purchaser's best interest,

         (iii) gross negligence in the performance of, or willful disregard of, Employee's job responsibilities,

         (iv) Employee's conviction of any felony, or

         (v) Employee's commission of any act of dishonesty or moral turpitude which, in the good faith opinion of the Board of Directors of Purchaser, is materially detrimental to Purchaser.

3. SURVIVAL. To the extent reasonably possible, this Non-Compete Agreement, and all provisions hereof, is binding on Employee's heirs, executors, administrators or other legal representatives or assigns, and inures to the benefit of successors and assigns of Purchaser. The Non-Compete Agreement, and all provisions hereof, shall survive Employee's employment by Purchaser.

4. NOTIFICATION OF NEW EMPLOYER. In the event that Employee leaves the employ of Purchaser, Employee hereby consents to the notification of Employee's new employer of Employee's rights and obligations under this Non-Compete Agreement.

5. MISCELLANEOUS:

         (a) WAIVER. The waiver by Purchaser of a breach of any provision of this Non-Compete Agreement by Employee shall not operate or be construed as a waiver of any other or subsequent breach by Employee. Purchaser shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         (b) SEVERABILITY. Employee agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Non-Compete Agreement is void or constitutes an unreasonable restriction against Employee, such provision shall not be rendered void but shall apply to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Non-Compete Agreement for the purpose only of the particular legal proceedings in question, and all other covenants and provisions of this Non-Compete Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

         (c) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Non-Compete Agreement shall be construed to be in accordance with, and governed by, the laws of the State of New York, without reference to such state's statutes or case law regarding conflicts of laws. Employee hereby expressly consents to the exclusive personal jurisdiction of the state and federal courts located in New York for any lawsuit filed there against Employee by Purchaser arising from or related to this Non-Compete Agreement.

         (d) AMBIGUITY; AMENDMENT. Employee acknowledges that any ambiguity between this Non-Compete Agreement and the Purchase Agreement shall be construed against the Employee, and construed in favor of Purchaser. This Non-Compete Agreement may be amended or modified only with the written consent of both Employee and Purchaser. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever. Any subsequent change or changes in Employee's duties, salary or compensation will not affect the validity or scope of this Non-Compete Agreement.

         (e) NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

         (a) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

6. REASONABLENESS OF RESTRICTIONS. Employee represents that Employee's experience, capabilities and circumstances are such that the provisions of this Non-Compete Agreement will not prevent Employee from earning a livelihood. Employee further agrees that the limitations set forth in this Non-Compete Agreement are reasonable in duration, geographic area and scope and are properly required for the adequate protection of the businesses of Purchaser. It is understood and agreed that the covenants made by Employee in this Agreement shall survive the termination of Employee's employment with Purchaser.

7. ACKNOWLEDGEMENT. Employee represents and acknowledge the following:

                 a) Employee has carefully read this Non-Compete Agreement in its entirety;

                 b) Employee understands the terms and conditions contained herein;

                 c) Employee has had the opportunity to review this Non-Compete Agreement with legal counsel of Employee's own choosing and have not relied on any statements made by Purchaser or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Non-Compete Agreement; and

                 d) Employee is entering into this Non-Compete Agreement knowingly and voluntarily.

         This Non-Compete Agreement shall be effective as of the first day of Employee's employment with Purchaser.

I CERTIFY AND ACKNOWLEDGE I HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS, AND WILL FULLY AND FAITHFULLY COMPLY WITH ALL PROVISIONS.


[EMPLOYEE]


-----------------------------------------------------


Date:
       ----------------------------------------------

ACCEPTED AND AGREED TO:

VIEWPOINT CORPORATION

By:
     ------------------------------------------------

Print Name:
             ----------------------------------------

Title:
        ---------------------------------------------

Date:
       ----------------------------------------------

                                                                       EXHIBIT C

                              OFFICER'S CERTIFICATE

         Viewpoint Corporation, a Delaware corporation ("PURCHASER"), pursuant to SECTION 7.03 of the Purchase Agreement dated as of March __, 2007 (the "PURCHASE AGREEMENT"; capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement) between Purchaser and Mark Turner and Delaney, L.L.C., HEREBY CERTIFIES that:

         (1) Each of the representations and warranties made by Purchaser in the Purchase Agreement (other than those made as of a specified date earlier than the date hereof) is true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, and each of the representations and warranties made by Purchaser as of a specified date earlier than the date hereof was true and correct in all material respects as of such earlier date.

         (2) Each of the agreements, covenants and obligations required by the Purchase Agreement to be performed or complied with by Purchaser at or before the Closing has been duly performed or complied with in all material respects.

         IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of _____________, ____.


                                                  VIEWPOINT CORPORATION


                                                  By:___________________________
                                                     Name:
                                                     Title: